EXHIBIT 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

LETTER OF UNDERSTANDING

This will serve as a letter of understanding between Baxter and Cerus regarding the resolution of six points.

1.               G and A rate resolution is as follows:

•                  Cerus will pay Baxter $977,500 for FTE rate issues through 2001 by December 2002.

•                  Baxter will stop an additional $608,000 claim on overcharges.

•                  The current G&A methodology will remain in effect through December 2003 for both companies.

•                  The G&A rate for both companies will be $60,000 per FTE starting January, 2004, and will continue through the development period of all programs.

2.               [  *  ] providing they are capable (as qualified as other competing suppliers) as per the Governance Committee, will be the primary supplier of [  *  ].  Should there be a more favorable monetary bid from a competitive supplier, [  *  ] will be allowed to match the lower bid.

3.               Phase IV studies will be reviewed by the Governance Committee.  Baxter will pay for Phase IV marketing trials.  Trials that provide additional claims or are required by Regulatory Agencies will be considered R&D expense and shared between both companies per development expense sharing in the respective contracts.

4.               Net Sales Definition

•                  Cerus agrees not to share in SDP conversion kit revenues, except as noted below.

•                  Cerus will receive the appropriate revenue split from the sales of the Intersol portion of products, including the following:

o                 Amicus Kits

o                 RDP Collection Kits

o                 Buffy Coat Pooling Sets

o                 SDP Conversion Kits

o                 Intersol to any platform manufacturers

[  * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

•      Cerus agrees to receive no revenue from [  *  ] or Leukoreduction Filters, assuming they are sold at pricing similar to non-INTERCEPT uses.

•      Cerus agrees to share in the development cost of manual or apheresis (Alyx) collection systems to allow for INTERCEPT ready usage.  This development would principally include [  *  ] of [  *  ] and [  *  ] with [  *  ].  In this case the revenue sharing will only be on the incremental premium for the INTERCEPT-ready kit over the standard Alyx Kit.

•                  In determining Net Sales, the following guidelines will be used:

•                  For products that are currently marketed, Baxter will continue to retain all revenues assuming they are sold at pricing similar to non-INTERCEPT uses.

•                  For new products that are developed to be used solely with Intercept, Cerus will have the option to participate in the development effort.  If Cerus chooses to participate, the products will be included in the revenue sharing.  (See examples below)

•                  The Governance Committee will review whether Cerus will have the option to participate in the development based upon the above guidelines.   If the Governance Committee is deadlocked on a product sharing decision, it will be decided by the neutral committee of three individuals.

Examples:

•                  RBC conversion kit — for competitive collection systems. This kit most likely would consist of the addition of [  *  ] to an already marketed [  *  ]. In this case the revenue sharing will only be on the incremental premium for the INTERCEPT-ready kit over the standard SD Kit.

•      Data Management for the INTERCEPT process.

5.               Cerus agrees to relinquish its claim to any revenues to the Haemonetics upfront and milestone payments.  From the Haemonetics payments, $[  *  ] has been earmarked for product development of the [  *  ].  These funds will be used to cover Baxter’s and Cerus’ costs incurred related to the development and regulatory approvals of the [  *  ].  Any funds remaining at the conclusion of the development and regulatory approvals of the [  *  ] will be split 50-50 between Baxter and Cerus but applied to

[  * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

product development efforts in other Cerus-Baxter pathogen inactivation programs.

Additionally, any upfront and milestone payments Baxter receives from similar deals will be retained by Baxter.  Section 6.3 of the Platelet Contract will apply to these deals and Baxter will keep Cerus apprised of negotiations of additional deals.  The provisions of this paragraph relating to Baxter retention of up-front and milestone payments apply only to the existing Haemonetics transaction and to future platelet deals for access to Intersol.

6.               Baxter agrees that section 6.3 of the Platelet agreement will remain in place.  In order to resolve deadlocked issues, a panel of three individuals will be established to affect a resolution.

CERUS CORPORATION		BAXTER HEALTHCARE CORPORATION

By:	/s/ STEPHEN T. ISAACS	By:	/s/ GREGORY P. YOUNG
	Stephen T. Isaacs President & CEO		Gregory P. Young Corporate Vice President & President, Fenwal, Baxter Healthcare Corporation

Date:	10-30-02	Date:	11-1-02

[  * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.